UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 19, 2011

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of incorporation)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
75 Network Drive, Burlington, Massachusetts 01803 (Address of Principal Executive Offices) (Zip Code)
(978) 640-6789 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 19, 2011, the Board of Directors (the "Board") of Avid Technology, Inc. (the "Company") adopted the Amended and Restated By-Laws of the Company (the "New By-Laws"), which became effective immediately upon their adoption by the Board.  The New By-Laws amend and restate the Company's former by-laws in their entirety.

The New By-Laws, among other things:

•	specify the Company's registered office;

•	expressly permit remote and electronic communications;

•
amend the advance notice provisions to require stockholders to provide notice to the Company of proposed business or nomination of directors at an annual meeting not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the Company's prior annual meeting; provided, however, that if the annual meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date of the prior year's annual meeting, notice by the stockholder must be received no later than the close of business on the tenth (10th) day following the earlier of either the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made;

•
require a stockholder proposing business or a director nomination to accompany the request with certain additional information concerning the stockholder, including, among other things, (i) biographical and stock ownership information (including derivative and hedging interests as to the stock of the Company) of the proponent stockholder (and certain affiliates or associates of the proponent stockholder), (ii) arrangements and understandings (including financial arrangements and compensation) between the proponent stockholder (and certain affiliates or associates of the proponent stockholder) and any other person, including in the case of a nomination of a director, the nominee and (iii) biographical and stock ownership information (including derivative and hedging interests as to the stock of the Company) of the nominee (and certain affiliates or associates of the nominee), in the case of a nomination of a director;

•	make certain changes to voting and stockholder meeting mechanics;

•	provide for a maximum number of fifteen (15) directors, with the exact number of directors to be fixed only by the Board;

•	provide that vacancies on the Board may only be filled by the Board;

•
provide that a director may be removed from office only for cause with the vote of at least 66 2/3% of the voting power of the issued and outstanding capital stock entitled to vote in the election of directors;

•	contain changes that simplify the allocation of directors among the three classes of directors, including in the event of an increase or decrease in the authorized number of directors;

•	provide for the mechanics of issuance and transfer of uncertificated shares and revise certain mechanics regarding the issuance and transfer of certificated shares;

•	expressly permit the Company to maintain one or more transfer or registry offices or agencies at such place or places as may be determined by the Board;

•
provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the Company to the Company or to the Company's stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company's Certificate of Incorporation or By-Laws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine; provided that this new provision does not apply in the event that (a) the action could not be brought in the Court of Chancery of the State of Delaware because of the inability to join an indispensable party or (b) a United States federal court has properly assumed exclusive jurisdiction over the action;

•	expressly permit the fiscal year to be fixed by resolution of the Board;

•	increase the requisite number of directors required to approve a By-Law amendment to a majority of the entire Board from a majority of directors present at the meeting; and

•
provide that any amendment to Article III of the New By-Laws regarding directors by the Company's stockholders shall require the affirmative vote of at least 66 2/3% of the voting power of shares entitled to vote in connection with the election of directors.

This foregoing summary is qualified in its entirety by reference to the New By-Laws filed herewith as Exhibit 3.1 and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

	Exhibit Number	Description
	99.1	Amended and Restated By-Laws of Avid Technology, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: October 21, 2011	By:	/s/ Paige Parisi
	Name: Title:	Paige Parisi Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Avid Technology, Inc.